October 9, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  McKesson Corporation - Direct Transmission
     Current Report on Form 8-K Dated October 9, 1996
     SEC File No. 1-13252

Gentlemen:

McKesson Corporation (the "Company"), herewith submits for filing, its Current Report on Form 8-K dated
October 9, 1996, together with exhibit (99).

This filing is being effected by direct transmission to the Commission's Operational EDGAR System.

By copy of this letter, the Registrant is hereby filing one manually signed copy of this report, including exhibit (99), with each of The New York and Pacific Stock
Exchanges.

Should you have any questions regarding this filing, please telephone me collect at (415) 983-8301.

Very truly yours,

McKESSON CORPORATION



By:  /s/Nancy A. Miller
     NANCY A. MILLER
     Vice President and Corporate Secretary

cc:  The New York Stock Exchange, Inc.
     Listed Company Marketing Division
     20 Broad Street, 17th Floor
     New York, NY 10005
     (w/1 executed copy)

     The Pacific Stock Exchange Incorporated
     301 Pine Street
     San Francisco, California 94104
     Attn: Filing Desk - MS 7070
     (w/1 executed copy)